THIS NOTE AND THE  SECURITIES  ISSUABLE ON  CONVERSION  HEREOF
      HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (I) REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER OR SALE.


                          GVI SECURITY SOLUTIONS, INC.


                    Subordinated Convertible Promissory Note


$500,000                                                  As of October 29, 2004

      FOR VALUE RECEIVED, GVI SECURITY SOLUTIONS, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of ______________ (the "Payee"), with an address at _____________________________________________, on the earlier of (i) the closing of a public or private offering of the equity securities of the Borrower following the date hereof resulting in aggregate gross proceeds to Borrower of at least $1,500,000 (a "Qualified Offering"); (ii) the sale of all or substantially all of the assets of Borrower or the consummation of a merger of Borrower in which the stockholders of Borrower prior to the merger hold less than 50% of the voting power of the surviving entity following such merger (a "Change of Control"), or (iii) October 29, 2005 (the earlier of such dates being the "Maturity Date"), the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,00), together with all interest that has accrued thereon from the date hereof in accordance with the terms of this Subordinated Secured Promissory Note (this "Note").

      Interest on the outstanding principal balance of this Note shall accrue from the date hereof until paid in full at the rate of 12% per annum, calculated on the basis of a 365 day year, and shall be due and payable on the last day of each month commencing November 30, 2004.

      The payment of principal of and interest on this Note is subordinate to the payment of the indebtedness of Borrower to Laurus Master Fund Ltd. in the manner and to the extent provided for in that certain Subordination Agreement between Laurus Master Fund Ltd., Payee and the payees under promissory notes (the "Other Notes") of the Borrower of like tenor of even date herewith (such payees, together with the Payee, the "Holders").

      This Note is secured by a Security Agreement of the Company in favor of W-net, Inc., as collateral agent for the Holders covering certain collateral, all as more particularly described and provided therein, and is entitled to the benefits thereof.

      Upon the occurrence of any of the following (each, an "Event of Default"), other than the Events of Default referred to in clause (b) or (c) below, Payee may declare by notice to Borrower any and all obligations of Borrower hereunder to be immediately due and payable, and upon the occurrence of any Event of Default referred to in clause (b) or (c) below, any and all obligations of Borrower hereunder shall automatically become due and payable immediately without notice or demand:

            (a) Borrower shall default in the payment of any amount due under this Note and shall not cure such default within 5 business days after Borrower receives written notice of such default from Payee;

            (b) Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian or similar official for Borrower or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of its creditors, (vi) admit in writing its inability to pay its debts as they come due or (vii) take corporate action for the purpose of effecting any of the foregoing; or

            (c) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower or of a substantial part of its property, under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian or similar official for Borrower or for a substantial part of its property or (iii) the winding-up or liquidation of Borrower; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days.

      Following the occurrence and during the continuance of an Event of Default, interest on this Note shall automatically be increased by three percent (3%) per annum until such Event of Default is cured or waived.

      This Note incorporates the following additional terms:

      1. Payee by acceptance of this Note covenants and represents to Borrower that this Note and any securities issued on exercise of the conversion privilege contained herein are being acquired by the Payee without a view to distribution and that the Payee will at no time transfer, assign or dispose of this Note or such securities except in compliance with the requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

      2. Borrower may prepay this Note without any penalty or premium, in whole or from time to time in part, upon written notice given at least five business days prior to the date fixed for such prepayment, subject to the right of Payee to exercise its conversion rights hereunder, if this Note shall then be convertible pursuant to Section 3 below, with respect to the unpaid principal of and interest accrued on this Note, at any time after the giving of such notice until the time of such prepayment. All payments received by Payee shall be applied first to the payment of all accrued interest payable hereunder.

      3. (a) Subject to and upon compliance with the provisions of this Section 3 and Section 4, in the event this Note has not been repaid in full on or prior to March 31, 2005, the Payee may, at its option, at any time thereafter, convert the entire principal amount of this Note, together with all accrued interest on the principal portion hereof being so converted, into fully paid and non-assessable shares of the Borrower's common stock, par value $.001 per share ("Common Stock") at a price equal to $1.50 per share (the "Conversion Price"), provided, however, that (i) in the event a Qualified Offering is not consummated and this Note repaid in full prior to July 1, 2005, the Conversion Price shall be decreased (but not increased), if applicable, to equal 75% of the average of the closing bid price of the Common Stock for the 10 trading days immediately preceding July 1, 2005, as reported by the Nasdaq Stock Market, the NASD OTC Bulletin Board, the Pink Sheets LLC, or such other principal market on which the Common Stock is then traded or quoted (the "Applicable Market"), and (ii) in the event a Qualified Offering is not consummated and this Note repaid in full prior to October 1, 2005, the Conversion Price shall be decreased (but not increased), if applicable, to equal to 75% of the average of the closing bid price of the Common Stock for the 10 trading days immediately preceding October 1, 2005, as reported by the Applicable Market. In determining the price per share of Common Stock paid by such investors, in the event such investors purchase units consisting of Common Stock and warrants to purchase Common Stock, for the purposes hereof, the entire amount of the purchase price for such units shall be allocated to the shares of Common Stock included in such units.

            (b) The Conversion Price shall also be subject to appropriate decrease or increase, as the case may be, if the Borrower shall at any time after the date hereof:

                  (i) declare with respect to any shares of the Borrower's stock, any dividend or distribution payable in shares of Common Stock or in securities directly or indirectly convertible into or exchangeable for shares of Common Stock (but only upon the issuance of shares of Common Stock following the conversion or exchange of such securities), or

                  (ii) subdivide or combine outstanding shares of Common Stock.

            (c) In case of any reclassification, change or exchange of outstanding shares of Common Stock (except for a change as a result of a subdivision or combination of such shares), or in case of any consolidation of the Borrower with, or merger of the Borrower into, another corporation (except for a merger or a consolidation in which the Borrower is the continuing corporation and which does not result in any reclassification, change or exchange of outstanding shares of Common Stock other than a change as a result of a subdivision or combination of such shares), or in case of any transfer to another corporation of the assets of the Borrower as an entirety or substantially as an entirety, or if the Borrower shall declare a dividend or distribution (except in shares of Common Stock or in securities directly or indirectly convertible into or exchangeable for shares of Common Stock) upon the shares of Common Stock payable otherwise than in cash out of earned surplus, this Note shall thereafter be convertible pursuant to this Section 3 (to the extent this Note is then convertible) into the kind and amount of shares and other securities and property that the Payee would have earned or would have been entitled to receive immediately after such reclassification, change, exchange, consolidation, merger, transfer, dividend or distribution, had this Note been converted immediately prior to the effective date of such reclassification, change, exchange, consolidation, merger or transfer or immediately prior to the date for the determination of security holders of record entitled to receive such dividend or distribution.

            (d) At the option of the Payee, to avoid the issuance of any fractional shares upon any conversion (to the extent this Note is then convertible), adjustment therefor may be made in cash in an amount equal to the same fraction of the Conversion Price in effect on the date of such conversion.

            (e) Borrower shall provide five-days prior written notice to Payee prior to the consummation of a Qualified Offering occurring after March 31, 2005.

      4. To exercise the conversion privilege at any time when such privilege is exercisable in accordance with the terms of this Note, the Payee shall surrender this Note, with the attached form of Conversion Notice duly completed, to the Borrower at the principal office of the Borrower or at such other place as the Borrower may designate. As promptly as practicable after surrender of this Note as aforesaid but in no event later than three business days thereafter, the Borrower shall issue and deliver to the Payee a certificate or certificates for the number of shares of Common Stock and/or other securities issuable or deliverable upon the conversion of this Note or such designated portion hereof in accordance herewith and cash in respect of any fraction of a share of Common Stock for which the Payee has elected to receive cash. Such conversion shall be deemed to have been effected at the time when such notice shall have been received by the Borrower and this Note shall have been surrendered as aforesaid, and the person in whose name any certificate for shares of Common Stock or other securities shall be issuable upon such conversion shall be deemed to have become on such date the holder of record of the shares or other securities represented thereby.

      5. The Borrower covenants and agrees that it will at all times following March 1, 2005, to the extent this Note is outstanding, reserve and keep available such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and the exercise or conversion of all other outstanding securities exercisable or convertible with respect to shares of Common Stock and that, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note and the exercise or conversion of all other outstanding securities exercisable or convertible with respect to shares of Common Stock at the Conversion Price then in effect, the Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purpose.

      6. In any case where any payment of interest on, or principal of, this Note shall be required to be made on a Sunday or a legal holiday in the State of New York or a day on which banking institutions doing business in the State of New York are authorized by law to close, then such payment shall be made on the next succeeding business day and such additional time shall be included in the computation of interest.

      7. The agreements, undertakings, representations and warranties contained in this Note shall remain operative and in full force and effect and, subject to payment in full of all principal and interest due hereon, and shall survive the surrender and/or delivery of this Note to the Borrower for cancellation or otherwise in connection with the transfer hereof.

      8. Except as herein otherwise expressly provided, all notices, requests, demands, consents and other communications required or permitted under this Note shall be in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a person whose address is herein specified may from time to time designate as to itself by notice similarly given to the other such designees in accordance herewith). A notice of change of address shall not be deemed given until received by the addressee. Notices shall be addressed (i) if to the Payee, at its address set forth above, and (ii) if to the Borrower or Borrower, at 2801 Trade Center Drive, Suite 120, Carollton, Texas 75007, Attn:
Nazzareno E. Paciotti.

      9. Borrower hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest of this Note. No waiver of any provision of this Note, or any agreement or instrument evidencing or providing security for this Note, made by agreement of Payee and any other person or party, shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of Borrower under this Note. No failure to exercise and no delay in exercising, on the part of Payee, any right, power or privilege under this Note shall operate as a waiver thereof nor shall simple or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power, right or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

      10. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      11. This Note is governed by and to be construed in accordance with the laws of the State of New York without regard to its doctrine of conflict of laws. Borrower, by its execution hereof (i) agrees that any legal suit, action or proceeding arising from or related to this Note may be instituted in a state or federal court located in the State of New York; (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (iii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.



                                          GVI SECURITY SOLUTIONS, INC.


                                          By:_________________________________
                                             Name:  Nazzareno E. Paciotti
                                             Title: Chief Executive Officer
                                                    and Chief Financial Officer

                              NOTICE OF CONVERSION

To be executed by the owner of the attached Note if such owner desires to convert the attached Note:


The undersigned owner of the attached Note hereby

      [_] irrevocably exercises the option to convert such Note into shares of Common Stock of GVI Security Solutions, Inc. ("GVI Shares") in accordance with the terms of such Note,


      [_] elects to receive payment in cash for any fractional share issuable upon such conversion,


and directs that the GVI Shares issuable and deliverable upon such conversion, together with any check in payment for any fractional share as to which an election to receive cash is made above, be delivered to the undersigned.


Dated:                                      ____________________________________